SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 30, 2014

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28-8615-4737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 4, 2012, Mr. Bo Tan agreed to join the board of Tianyin Pharmaceutical Co., Inc. (the “Company”) and to serve as an Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committee.  He served in that capacity until September 30, 2014, when Mr. Tan submitted his resignation as an Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committees. The Company accepted Mr. Tan’s resignation on the same day, effective immediately. Mr. Tan’s resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices.

We have not yet appointed Mr. Tan’s replacement; however, we are actively searching for his replacement as Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committees. We will promptly file an amendment to this Form 8-K if we have any updates regarding the replacement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Guoqing Jiang
Name:	Dr. Guoqing Jiang
Title:	Chief Executive Officer

Dated: October 16, 2014

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